EXHIBIT 21

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                                  SUBSIDIARIES

Webster Bank, a federally chartered savings bank, is a direct subsidiary of Webster. Webster also owns all of the common securities of Webster Capital Trust I and Webster Capital Trust II and all of the common stock of Webster Insurance, Inc. formerly named Damman Associates, Inc., Fleming, Perry & Cox, Inc., and Webster D&P Holdings, Inc. Webster D&P Holdings, Inc. owns a 73.6% interest in Duff & Phelps, LLC. Webster Capital Trust III is also a subsidiary of Webster, however, this Delaware business trust is inactive and uncapitalized. Webster Bank has eight wholly-owned subsidiaries: Webster Trust Company, National Association, FCB Properties, Inc., Webster Investment Services, Inc., Access National Mortgage Inc., Webster Mortgage Investment Corporation, MyWebster, Inc., Center Capital Corporation, and Whitehall Business Credit Corporation. Access National Mortgage, Inc. owns 100% of the equity interests of Nowlending, LLC. Webster Bank also directly owns all of the outstanding common stock of Webster Preferred Capital Corporation, a publicly traded real estate investment trust. Webster Insurance, Inc. has one subsidiary, L.L.I.A., Inc., L.L.I.A. has one subsidiary, the Louis Levine Agency, Inc. The Louis Levine Agency owns 100% of Retirement Planning Associates, Inc.


                              WEBSTER SUBSIDIARIES

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                                                            NAMES UNDER WHICH
                                  JURISDICTION OF            THE SUBSIDIARY
     NAME OF SUBSIDIARY            ORGANIZATION              DOES BUSINESS
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Webster Bank                   United States             Same
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Webster Capital Trust I        Delaware                  Same
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Webster Capital Trust II       Delaware                  Same
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Webster Capital Trust III      Delaware                  Same
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Webster D&P Holdings, Inc.     Delaware                  Duff & Phelps
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Fleming, Perry & Cox, Inc.     Connecticut               Same
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Webster Insurance, Inc.        Connecticut               Same
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